EXHIBIT 10.4
                               REVOLVING LOAN NOTE


$15,000,000                                                   October 22, 2002

      FOR VALUE RECEIVED, the undersigned, Tremont Corporation, a Delaware corporation ("Maker"), promises to pay, on or before December 31, 2004 (the "Maturity Date"), to the order of NL Industries, Inc., a New Jersey corporation ("Payee") or any subsequent holder, at its offices at 16825 Northchase Drive, Suite 1200, Houston TX 77060, or such other place designated by holder in writing, the principal sum of FIFTEEN MILLION ($15,000,000), or such lesser amount as shall equal the aggregate principal amount of all revolving loans made to Maker by Payee hereunder (the "Revolving Loans"), together with interest from the date hereof on the unpaid balance of this Note as it may exist from time to time at the rate (herein called the "Applicable Rate") of prime plus two percent per annum, determined at the beginning of each calendar quarter, and in no event shall the Applicable Rate exceed the maximum interest rate permitted to be charged from time to time under applicable law (herein called the "Maximum Rate"). Accrued interest on the unpaid principal of this Note shall be computed on the basis of a 360-day year applied to the actual number of days in each calendar month and shall be payable on the last business day of each calendar quarter. The Applicable Rate shall be determined based upon the published prime rate. Notwithstanding the foregoing, if at any time the Applicable Rate exceeds the Maximum Rate, the rate of interest payable under this Note shall be limited to the Maximum Rate as provided above.

      Subject to the terms and conditions set forth in this Note, Payee shall make Revolving Loans to Maker at any time and from time to time from the date of this Note until the Maturity Date, in an aggregate principal amount not to exceed at any one time the Maximum Revolving Loan Amount (as defined below) at such time. Revolving Loans made under this Note shall be in an integral multiple of $200,000 and shall be wired by Payee to the account of Maker requested by Maker prior to 3:00 p.m., New York time, on the date proposed by Maker. Maker shall give Payee irrevocable written notice of all proposed Revolving Loans not later than three business days prior to the proposed borrowing (a "Borrowing Notice"). Such Borrowing Notice shall specify the aggregate principal amount of the Revolving Loan that Maker is requesting Payee to make and the requested effective date of the proposed Revolving Loan, and shall contain Maker's certification that no default exists, no default would, solely with the passage of time, exist and that no default would exist after giving effect to the requested Revolving Loan. Each Revolving Loan shall bear interest on the outstanding principal balance thereof from the date such Revolving Loan is made at the Applicable Rate. The "Maximum Revolving Loan Amount" shall mean Fifteen Million Dollars ($15,000,000), subject to reduction in accordance with the provisions of this Note.

      Maker shall pay Payee on the last business day of each calendar quarter beginning on December 31, 2002 and simultaneously with the payment in full of this Note, in immediately available funds, a revolving loan commitment fee (the "Fee") equal to 1/2 of 1% per annum on the average unused amount of the Maximum


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      Revolving  Loan  Amount  during  such  quarter  (or,  if the Fee is  being calculated for a period other than a quarter, during such period). Such Fee shall be computed on the basis of the actual number of days elapsed over a year of 360 days. Such Fee shall commence on the date of this Note and cease to accrue on the termination of Payee's commitment to make Revolving Loans.

      Maker shall have the right at any time, in its sole discretion and upon not less than 10 days written notice to Payee, to further permanently reduce or terminate the Maximum Revolving Loan Amount, provided, however, that each partial reduction thereof shall be in an integral multiple of $250,000. Any reduction of the Maximum Revolving Loan Amount shall be accompanied by payment in full of any principal over the Maximum Revolving Loan Amount plus accrued interest and accrued Fee computed as provided in the previous paragraph.

      The principal balance of this Note may be prepaid and discharged in whole or in part by Maker at any time and from time to time, without premium, penalty or fee. Notwithstanding the prior sentence, all interest that is accrued and unpaid with respect to the prepaid principal amount and the Fee accrued and unpaid with respect to the unpaid Maximum Revolving Loan Amount shall be paid at the time of the prepayment.

      The Maker, signers, sureties, guarantors and endorsers of this Note, jointly and severally, except as otherwise expressly set forth herein, waive demand, presentment, notice of nonpayment or dishonor, diligence in collecting, grace, notice of any protest, and consent to all extensions for any periods of time and partial payments, before or after maturity.

      If this Note is not paid at maturity, howsoever such maturity may be brought about, and the same is placed in the hands of an attorney for collection, or if this Note is collected by suit or through bankruptcy, probate or other legal proceedings, Maker agrees to pay holder's costs of collection, when incurred, including reasonable attorney's fees.

      No delay in the payments to holder or in the exercise of any power or right under this Note, or under any instrument securing payment hereof or executed in connection herewith, shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or exercise of any other power or right.

      Payment of the indebtedness evidenced by this Note is secured by the security interests established by a Security Agreement dated as of the date of this Note executed by the Maker and Payee covering certain securities owned by Maker (the "Security Documents").

      If at any time the Payee shall notify the Maker that a Collateral Deficiency (as hereinafter defined) exits, then within 5 days of its receipt of such notice, the Maker shall, at its option, do one of the following:

        (a) prepay principal amounts outstanding under this Note, together with accrued and unpaid interest on such principal amount to the date of prepayment, so that immediately following such prepayment no Collateral Deficiency exists, or

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        (b) provide  the Payee with  additional  collateral  under the  Security
            Documents reasonably acceptable to the Payee so that immediately following delivery of such additional collateral no Collateral Deficiency exists.

      In the event a Collateral Deficiency occurs, Payee's commitment to make further Revolving Loans shall be terminated without notice, at the option of the Payee, until such time as no Collateral Deficiency shall exist.

      For purposes of this Note, (a) a Collateral Deficiency exists at any time when the outstanding principal amount together with accrued and unpaid interest on the Note and the Fee exceeds 20% of the Collateral Value, (b) Collateral Value shall mean the Current Market Value of all securities pledged under the Security Documents, and (c) Current Market Value shall mean the most recent closing price of any security pledged under the Security Documents on the New York Stock Exchange or any other nationally recognized securities exchange, or if such security is not listed on a national securities exchange, the closing price of such security as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or, if applicable, the average of the closing bid and ask quotation for such security as reported on the NASDAQ.

      The term default shall include any or all of the following:

            (a) The assignment, voluntary or involuntary conveyance of legal or beneficial interest, mortgage, pledge or grant of a security interest in any of the Collateral (as defined in the Security Documents); or

            (b) The filing or issuance of a notice of any lien, warrant for distraint or notice of levy for taxes or assessment against the Collateral (except for those which are being contested in good faith and for which adequate reserves have been created); or

            (c) Maker's nonpayment of any installment of principal, interest or the Fee under this Note; or

            (d) The adjudication of Maker as bankrupt, or the taking of any voluntary action by Maker or any involuntary action against Maker seeking an adjudication of Maker as bankrupt, or seeking relief by or against Maker under any provision of the Bankruptcy Code, or seeking liquidation or dissolution of Maker;

            (e) Maker failing to comply with any other covenant in this Note or in the Security Documents;

            (f) Maker's default in any payment (regardless of amount) of principal of or interest on any other indebtedness for borrowed money; or

            (g) Maker's default in the observance or performance of any other agreement or condition relating to any such other indebtedness for


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      borrowed  money or contained  in any  instrument  evidencing,  securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder of the indebtedness to cause, such other indebtedness for borrowed money to become due prior to its stated maturity.

      An "Event of Default" shall be deemed to have occurred immediately upon any default described in clause (d) or (g) above, if any default described in clauses (c) or (f) above is not cured within 5 days, and if any default described in clauses (a), (b), or (e) is not cured within 30 days after written notice from Payee to Maker.

      If an Event of Default has occurred and is continuing, the entire principal balance and accrued interest owing hereof shall at once become due and payable and Payee's commitment to make Revolving Loans shall be terminated without notice, at the option of the Payee, and the property covered by the Security Documents shall be subject to foreclosure under the Security Documents and applicable law. Failure to exercise this option shall not constitute a waiver of the right to exercise the same subsequently or in the event of any subsequent default. If any payment, including interest or principal, required to be made under this Note is not made when due, interest on the overdue sum shall accrue at a rate of prime plus four percent.

      The proceeds of this Note shall be used (i) first, to repay all amounts owed by Maker to NL Environmental Management Services, Inc. pursuant to the Revolving Loan Note of Maker dated as of February 9, 2001, and (ii) second, for working capital or other purposes, as determined by Maker.

      So long as the Note shall remain  unpaid,  the Maker shall  furnish to the
Payee:

        (a) as soon as available and in any event not later than 45 days after the end of each of the first three quarters of each fiscal year of the Maker, the consolidated balance sheet of the Maker as of the end of such quarter and the consolidated statements of income and retained earnings and cash flows of the Maker for the period commencing at the end of the previous year and ending with the end of such quarter, all in reasonable detail and duly certified with respect to such consolidated statements (subject to year-end adjustments) by an officer of the Maker as having been prepared in accordance with generally accepted accounting principles;

        (b) as soon as available and in any event not later than 90 days after the end of each fiscal year of the Maker, a copy of the annual audit report for such year for the Maker, including therein consolidated balance sheets of the Maker as of the end of such fiscal year and consolidated statements of income and retained earnings and of cash flows of the Maker for such fiscal year, in each case certified by PricewaterhouseCoopers LLP or other independent certified public accountants of recognized standing reasonably acceptable to Payee.

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      This Note shall be construed in accordance with the laws of the State of
New Jersey and the laws of the United States applicable to transactions in New Jersey.

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      IN WITNESS WHEREOF, the undersigned Maker has executed this Note as of the
22 day of October, 2002.

                                       Tremont Corporation




                                       By: /s/ Mark A. Wallace
                                           -----------------------------------


                                       Its: Vice President
                                            ----------------------------------


Acknowledged and agreed to by the undersigned:

NL Industries, Inc.


By: /s/ Robert D. Hardy
    -----------------------------------


Its: Vice President
     ----------------------------------


















58135
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SCHEDULE OF REVOLVING LOANS

Type of Transaction
(Loan or Payment)                Date                  Amount
-------------------              ----                  ------



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